UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

Current Report
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  04/07/2009

Atlas Pipeline Partners, L.P.
(Exact name of registrant as specified in its charter)

Commission File Number:  1-4998

Delaware	23-3011077
(State or other jurisdiction of	(IRS Employer
incorporation)	Identification No.)

1550 Coraopolis Heights Road
Moon Township, PA 15108
(Address of principal executive offices, including zip code)

(412) 262-2830
(Registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[  ]   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ]   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

On April 7, 2009, Atlas Pipeline Mid-Continent, LLC ("APL Mid-Con"), an indirect wholly-owned subsidiary of Atlas Pipeline Partners, L.P. (the "Company"), entered into a definitive agreement (the "Securities Purchase Agreement") with Spectra Energy Partners OLP, LP ("Buyer") to sell its subsidiaries, Atlas Arkansas Pipeline, LLC and Mid-Continent Arkansas Pipeline, LLC (collectively, the "NOARK Holding Companies") to Buyer for $300 million in cash. The NOARK Holding Companies own all of the equity interests of NOARK Pipeline System, Limited Partnership (together with its subsidiaries, Ozark Gas Transmission, LLC and Ozark Gas Gathering, LLC, and the NOARK Holding Companies, the "NOARK Group"), which owns the Company's NOARK natural gas and interstate transmission system. The purchase price will subject to an adjustment based on the working capital of the NOARK Group that is based in part on the period between the signing and closing dates.

The closing of the transactions described by the Securities Purchase Agreement is subject to customary closing conditions, including receipt of any approval required, or early termination of the waiting period under, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

Signature(s)

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Atlas Pipeline Partners, L.P.

Date: April 13, 2009	By:	/s/ Matthew A. Jones
Matthew A. Jones
Chief Financial Officer